UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 9, 2012

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connell Corporate Center

300 Connell Drive, 5th Floor

Berkeley Heights, New Jersey 07922

(Address and zip code of principal executive offices)

(908) 787-1700

(Registrant’s telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Bridge Financing

On March 9, 2012, Authentidate Holding Corp. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) pursuant to which the Company agreed to sell and issue to the Investors an aggregate principal amount of $4,050,000 of senior secured promissory notes (the “Notes”) and common stock purchase warrants (the “Warrants”) to purchase a total of 6,044,766 shares of its common stock for gross proceeds of $4,050,000 (the “Financing”). The Notes are senior secured promissory notes and are not convertible into equity securities of the Company. The Notes are due and payable on the first to occur of the ten month anniversary of the issue date or the consummation of a subsequent financing, defined as the closing of a sale of equity or convertible debt securities by the Company or any subsidiary, or series of closings as part of the same transaction, of equity or convertible debt securities within a period of three months, in the gross amount of at least $6,000,000. No interest shall accrue on the Notes and the Notes contain covenants and events of default customary for similar transactions. The Notes will be secured by a first priority lien on all of the Company’s assets in accordance with, and subject to, a Security Agreement between the Company and the Investors, dated as of the date of the Purchase Agreement.

The Warrants will be exercisable for a period of 54 months commencing on the six month anniversary of the date on which they are issued and will have an initial exercise price of $0.67 per share, which is 101% of the consolidated closing bid price reported by the NASDAQ Stock Market on March 9, 2012. The exercise price of the Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The closing of the Financing occurred on March 14, 2012. The net proceeds to the Company from the transaction, after deducting the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants issued in the Financing are approximately $4,000,000. The Company will use the net proceeds from the transaction for general business and working capital purposes, which may include, among other matters, the redemption of the Company’s outstanding shares of preferred stock.

The following investors that participated in the Financing are related parties of the Company. J. David Luce, a member of our board of directors, agreed to purchase an aggregate principal amount of $1,500,000 of Notes and 2,238,804 Warrants through three separate affiliated entities and John J. Waters, also a member of our board of directors agreed to purchase an aggregate principal amount of $150,000 of Notes and 223,880 Warrants. In addition, the Company’s Chief Executive Officer and a member of our board of directors, O’Connell Benjamin, and its Chief Financial Officer, William Marshall, each agreed to purchase an aggregate principal amount of $50,000 of Notes and 74,626 Warrants. Further, Lazarus Investment Partners LLLP, which is the beneficial owner of approximately 16.2% of our outstanding shares of Common Stock immediately prior to the offering, agreed to purchase an aggregate principal amount of $1,000,000 of Notes and 1,492,537 Warrants. The manager of the general partner of Lazarus Investment Partners, LLLP, is the brother of Dr. Todd A. Borus, a member of our board of directors. The participation by these investors was on the same terms as the other investors in the offering.

The description of terms and conditions of the Purchase Agreement, the Security Agreement, the form of Note and the form of Warrant set forth herein does not purport to be complete and is qualified in its entirety by the full text of the form of the Note, the Warrant, the Purchase Agreement and the Security Agreement, which are attached hereto as Exhibit 4.1, 4.2, 10.1 and 10.2, respectively, and incorporated herein by reference.

Series C Preferred Stock Consent and Voting Agreement

On March 9, 2012, the Company entered into a Series C Consent and Voting Agreement (the “Voting Agreement”) with the holders of a majority of our outstanding shares of Series C 15% Convertible Redeemable Preferred Stock (the “Series C Preferred Stock”). Pursuant to the Voting Agreement, these Series C Preferred Stockholders have agreed to vote their shares of Series C Preferred Stock entitled to vote at the Company’s special meeting of stockholders, scheduled for April 9, 2012, and any adjournments thereof, in favor of two proposals to amend the terms of the Company’s Certificate of Designations, Preferences and Rights and Number of Shares of Series C 15% Convertible Redeemable Preferred Stock (the “Certificate of Designation”).

Pursuant to the Voting Agreement, the consenting Series C Preferred Stockholders agreed, subject to the approval of the Company’s common stockholders, to vote their shares of Series C Preferred Stock in favor of an amendment to the Certificate of Designation to increase the conversion rate pursuant to which the Series C Preferred Stock would convert, upon stockholder approval, to common stock from $0.40 to $0.50 (the “Conversion Amendment”). In addition, under the Voting Agreement, the consenting Series C Preferred Stockholders also agreed that if the holders of the Company’s common stock do not approve the Conversion Amendment, but approve, in the alternative, an amendment to the Certificate of Designation to extend the maturity date of the Series C Preferred Stock and increase the dividend rate from 15% to 20% (the “Extension Amendment”), then such consenting Series C Preferred Stockholders will vote their shares of Series C Preferred Stock in favor of the Extension Amendment. However, under the Voting Agreement, if the Conversion Amendment is approved by the Company’s stockholders, then the Company will only implement the Conversion Amendment even if the Company’s stockholders also approve the Extension Amendment.

In addition, if the Extension Amendment is implemented, the Company would issue to its Series C Preferred Stockholders warrants to purchase an aggregate of 1,650,000 shares of common stock of the Company (the “Extension Warrants”). The number of Extension Warrants to be issued to each Series C Holder shall be determined pro rata, based on the number of Series C Shares held by each Series C Stockholder as of the date of issuance of the Extension Warrants. The Extension Warrants, if issued, would be exercisable for a period of 54 months, commencing six months following the date of issuance, at an exercise price equal to 101% of the closing consolidated bid price of the Company’s Common Stock, as reported on the Nasdaq Stock Market, on the trading day immediately preceding the date of the special meeting of stockholders referred to above.

The Series C Preferred Stockholder parties to the Voting Agreement also granted Authentidate an irrevocable proxy granting us the right to vote such shares in accordance with the preceding paragraph. The Voting Agreement limits the ability of the stockholder parties to sell or otherwise transfer the shares of Series C Preferred Stock beneficially owned by them. As of the date of this Current Report, holders of 680,000 shares, or 54.4%, of our Series C Preferred Stock are subject to the Voting Agreement. As a result, if our common stockholders approve either of these proposals at the special meeting, we will have a sufficient number of votes of the Series C Preferred Stockholders to effect an amendment to the Certificate of Designation. The Voting Agreement terminates upon the earliest to occur of (i) the maturity date of the Series C Preferred Stock, (ii) the date on which either of the proposed amendments to the Certificate of Designation are implemented, if any, and (iii) upon notice by us.

One of the signatories to the Voting Agreement is Lazarus Investment Partners, LLLP, which owns approximately 16.2% of our common stock and 40% of our Series C Preferred Stock. The manager of the general partner of Lazarus Investment Partners, LLLP, is the brother of Dr. Todd A. Borus, a member of our board of directors. The description of terms and conditions of the Voting Agreement set forth herein does not purport to be complete and is qualified in its entirety by the full text of the form of the Voting Agreement, which is attached hereto as Exhibit10.3.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K concerning the Financing is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K concerning the Financing is incorporated by reference into this Item 3.02. The sale and issuance of the Warrants (and the issuance of shares of the Company’s common stock upon exercise or conversion thereof) have been determined to be exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor will there be any sales of these securities by the Company in any state or jurisdiction in which the offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Form of Senior Promissory Note

4.2	Form of Warrant issuable to Investors

10.1	Form of Securities Purchase Agreement

10.2	Form of Security Agreement

10.3	Form of Voting Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

By:	/s/ O’Connell Benjamin

Name:	O’Connell Benjamin
Title:	Chief Executive Officer

Date: March 14, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Senior Promissory Note

4.2	Form of Warrant issuable to Investors

10.1	Form of Securities Purchase Agreement

10.2	Form of Security Agreement

10.3	Form of Voting Agreement